UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 19, 2013

AV Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd. Suite 225 Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 214-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 19, 2013, AV Homes, Inc. (“AV Homes” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among AV Homes and TPG Aviator, L.P. (“TPG”), pursuant to which TPG agreed to acquire 2,557,474 shares of AV Homes’ common stock, par value $1.00 per share (the “Common Stock”), at a purchase price of $14.65 per share, and 665,754.3 shares of a newly authorized series of the AV Homes’ preferred stock, designated as Series A Contingent Convertible Cumulative Redeemable Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”), at a purchase price and liquidation preference of $146.50 per share, for an aggregate investment in AV Homes by TPG of $135 million.

On June 20, 2013, AV Homes and TPG closed the transactions (the “TPG Investment”) contemplated by the Purchase Agreement (the “Closing”), and AV Homes issued to TPG the Common Stock and the Series A Preferred Stock in the amounts and in exchange for the purchase price described above.

The Series A Preferred Stock will be convertible into shares of Common Stock following the receipt of the requisite approval of AV Homes’ stockholders at an initial conversion ratio equal to ten shares of Common Stock per share of Series A Preferred Stock, subject to adjustment. In the Purchase Agreement, AV Homes has agreed to use its reasonable best efforts to hold, within 90 days following the Closing, a meeting of its stockholders to vote on the approval of the conversion of the Series A Preferred Stock into Common Stock and certain other matters set forth in the Stockholders Agreement (such approval, the “Stockholder Approval”). In the event that the Stockholder Approval is not obtained at the first stockholders’ meeting, then AV Homes has agreed to, upon TPG’s request, use its reasonable best efforts to call additional stockholders’ meetings on two additional occasions during the first year following the closing and on an annual basis thereafter for the purpose of obtaining such approval.

AV Homes and TPG made certain representations, warranties and covenants to each other in the Purchase Agreement, including representations and warranties with respect to capitalization of AV Homes and certain representations regarding matters relating to the AV Homes’ business.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Stockholders Agreement

On June 20, 2013, in connection with Closing, AV Homes and TPG entered into a Stockholders Agreement in order to establish various arrangements and restrictions with respect to governance of AV Homes, certain actions that may be taken with respect to TPG’s Common Stock and Series A Preferred Stock and certain other rights in connection with the TPG Investment.

Pursuant to the terms of the Stockholders Agreement, AV Homes increased the size of its board of directors (the “Board”) to eight members immediately upon Closing (and prior to receipt of the Stockholder Approval), and TPG has the right to nominate two directors to the Board. AV Homes has agreed to promptly increase the size of the Board to ten members immediately upon receipt of Stockholder Approval and, assuming TPG and its affiliates hold at least 80% of the Common Stock they held at Closing (assuming full conversion of the Series A Preferred Stock), then TPG will be entitled to nominate two further directors. Thereafter, TPG will continue to be entitled to nominate to the Board (i) four directors if the ownership of TPG and its affiliates is at least 30%, (ii) three directors if the ownership of TPG and its affiliates is at least 20%, but less than 30%, (iii) two directors if the ownership of TPG and its affiliates is at least 15% but less than 20%, and (iv) one director if the ownership of TPG and its affiliates is at least 5% but less than 15%. TPG has no Board nomination rights if its level of ownership of AV Homes is less than 5%. Each of the forgoing percentages refers to a percentage of AV Homes’ outstanding Common Stock, assuming full conversion of the Series A Preferred Stock.

In addition, AV Homes agreed to constitute each of its Compensation Committee and a newly established Finance Committee (described below) as a five member committee and (i) for so long as the ownership of TPG and its affiliates is at least 15%, TPG has the right to have two Board members appointed to each such committee, and (ii) for so long as the ownership of TPG and its affiliates is at least 5% but less than 15%, TPG has the right to have one Board member appointed to each such committee. AV Homes also agreed that the entire Board (including TPG-nominated directors) shall be included on its Executive Committee. For so long as the ownership of TPG and its affiliates is at least 5%, each other committee of the Board will be constituted as three member committees and TPG has the right to have one Board member appointed to each such committee. TPG has no such committee appointment rights if its level of ownership of AV Homes is less than 5%. Each of the forgoing percentages refers to a percentage of AV Homes’ outstanding Common Stock, assuming full conversion of the Series A Preferred Stock.

Pursuant to the terms of the Stockholders Agreement, for so long as TPG and its affiliates continue to own at least the greater of (i) 25% of the number of shares owned by them at Closing and (ii) 10% of AV Homes’ outstanding Common Stock (assuming full conversion of the Series A Preferred Stock), AV Homes is not permitted to take any of the following actions without the prior written consent of TPG:

•	Any amendment to the governing documents of the Company or its subsidiaries adverse to TPG;

•	Any voluntary liquidation, dissolution or winding up of the Company;

•	Any voluntary bankruptcy or insolvency action, or any consent to any involuntary bankruptcy or similar proceeding;

•	Any increase or decrease in the size of the Board or any committee;

•	Any change in the rights and responsibilities of either the Finance Committee of the Board or the Compensation Committee of the Board; and

•	Any issuance of equity securities that are senior to the Common Stock.

In addition, for so long as TPG’s ownership of the Company is equal to or greater than 5% of the outstanding Common Stock (assuming full conversion of the Series A Preferred Stock), the rights and responsibilities of the Finance Committee of the Board will include (1) any sale, issuance or authorization of new securities by AV Homes or any subsidiary, (2) any redemption, purchase, repurchase or other acquisition of securities by AV Homes or any subsidiary, other than in connection with equity compensation arrangements, (3) any incurrence of indebtedness or certain debt-like obligations, with limited exceptions, (4) any hiring or firing of members of senior management, (5) any land or builder acquisitions or dispositions, any acquisitions or dispositions of subsidiaries or any other acquisitions or dispositions, in each case, that are greater than $5 million (including total expected capital requirements and development costs), (6) any capital expenditures or land commitments over an agreed upon budget, as approved by the board of directors, or otherwise greater than $10 million, and (7) any entry into new markets or lines of business. During such period, the rights and responsibilities of the Compensation Committee of the Board will include (1) any adoption of any new, or expansion of any existing, equity incentive plan and (2) any changes to, or the adoption of, any compensation arrangements for any members of the Board of Directors of the Company or members of senior management. During such period, the Board may not approve such matters without the requisite committee approval, which in most cases will require the approval of at least one of the committee members appointed by TPG.

Pursuant to the terms of the Stockholders Agreement, except in certain cases, TPG has a pre-emptive right to participate in future Company equity issuances for so long as TPG (together with its affiliates) owns at least 10% of AV Homes’ outstanding Common Stock (assuming full conversion of the Series A Preferred Stock). Unless the Stockholder Approval has been obtained, in lieu of any other equity securities TPG would generally receive Series A Preferred Stock having an equivalent liquidation value upon exercise of its pre-emptive right.

The Stockholders Agreement also provides for customary registration rights with respect to Common Stock held by TPG, its Affiliates and their permitted transferees and, beginning two years after closing, the Series A Preferred Stock held by them. Pursuant to such registration rights, beginning six months after closing, TPG has, subject to certain limitations, the right to require the Company to register TPG’s securities on three separate occasions and has piggyback registration rights in connection with offerings by the Company or other stockholders.

TPG agreed to certain customary standstill provisions through the earliest of (i) the time that TPG (together with its affiliates) no longer collectively owns at least 5% of the Common Stock (assuming full conversion of the Series A Preferred Stock), (ii) the third anniversary of the Closing, and (iii) the occurrence of a change of control transaction. The standstill will also be suspended in certain circumstances, including during certain control contests, upon any material breach by AV Homes of its obligations under the agreement or upon the failure by AV Homes to pay dividends on the Series A Preferred Stock.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Management Services Agreement

Also on June 20, 2013, in connection with Closing, AV Homes and TPG VI Management, LLC (“TPG Management”), an affiliate of TPG, entered into a Management Services Agreement that sets forth certain financial advisory services previously provided by and to be provided by, and fees to be paid to TPG Management, in connection with the TPG Investment and TPG Management’s ongoing services to AV Homes. As provided in the Management Services Agreement, on June 20, 2013, the Company paid TPG Management a transaction fee of $4.7 million and reimbursed TPG Management $1.0 million of expenses incurred by it and its affiliates in connection with the TPG Investment.

Furthermore, pursuant to the Management Services Agreement and in exchange for certain ongoing advisory and consulting services, AV Homes agreed to pay to TPG Management a monitoring fee equal to $465,000 for so long as TPG and its affiliates own at least 30% of the Common Stock outstanding (assuming full conversion of the Series A Preferred Stock) and also to reimburse expenses incurred by TPG Management and its affiliates to provide services or enforce its rights under the Management Services Agreement. In each case, the monitoring fee will be reduced proportionately based on TPG’s Board representation rights under the Stockholders Agreement, as described above. The monitoring fee will be payable quarterly in advance. The monitoring fee will be reduced by director fees otherwise payable to the TPG-nominated members of the Board.

AV Homes has agreed to indemnify and hold harmless TPG Management and its affiliates, and release them from all liability, for losses related to the Management Services Agreement, except those finally determined to have arisen from the gross negligence, bad faith or willful misconduct of TPG Management or such affiliate.

The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Terms of the Series A Preferred Stock

The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in the Certificate of Designation of Series A Contingent Convertible Cumulative Redeemable Preferred Stock (the “Series A Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on June 19, 2013. The Series A Preferred Stock ranks senior to the Common Stock. The Series A Preferred Stock has no voting rights except as to creation of senior securities and as to materially adverse changes to the terms of the Series A Preferred Stock.

Upon the approval by AV Homes’ stockholders of conversion of the Series A Preferred Stock as described above, each share of Series A Preferred Stock will become convertible, at the option of the holder or AV Homes, into newly issued shares of Common Stock at an initial conversion ratio equal to ten shares of Common Stock per share of Series A Preferred Stock, subject to customary anti-dilution adjustments. In the event that the approval by AV Homes’ stockholders of such conversion has not been obtained within 180 following the Closing of the TPG Investment, the liquidation preference of and conversion ratio applicable to each share of Series A Preferred Stock will be adjusted to equal 110% of the liquidation preference and conversion ratio in effect immediately prior to such adjustment.

The Series A Preferred Stock will participate in dividends declared and paid on the Common Stock. Until it is converted into Common Stock, the dividend rate applicable to the Series A Preferred Stock will increase to (i) 8.0% per annum beginning 180 days after closing of the TPG Investment and continuing until the end of the third three-month period after commencement of such dividend rate (during which time AV Homes may pay the dividends in kind by issuing additional shares of Series A Preferred Stock), (ii) 12% per annum beginning upon expiration of such period and continuing for four calndar quarters, and (iii) 15% per annum thereafter, in each case as a percentage of the liquidation preference (as may be adjusted from time to time). These dividends will be net of the amount of any Common Stock dividends received by the holders of Series A Preferred Stock during such periods.

At any time after the fifth anniversary of the Closing, or earlier if AV Homes fails to pay dividends for three successive quarters, any holder of Series A Preferred Stock will have the right to require the Company to purchase all but not less than all of such holder’s Series A Preferred Stock for a per share redemption price equal to the greater of: (a) the per share liquidation preference of such holder’s Series A Preferred Stock; and (b) the average closing price per share of Company’s Common Stock for the 20 trading days preceding the date the Company receives notice of the exercise multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above). Upon exercise by any holder of Series A Preferred Stock of such redemption right, the Company may elect to redeem such holder’s shares on the date specified by the holder or on a date that is not later than 180 days after the date specified by the holder. To the extent that the Company does not redeem such holder’s shares on the redemption date (whether due to a lack of available funds or otherwise), dividends on the shares that remain outstanding will be increased by three percentage points per annum.

In addition to the foregoing, in the event that the Company engages in or becomes subject to a change of control transaction, each holder of Series A Preferred Stock will have the right to require the Company to purchase all but not less than all of such holder’s Series A Preferred Stock for a per share redemption price equal to the greater of: (a) the per share liquidation preference of such holder’s Series A Preferred Stock; and (b) the greater of (x) average closing price per share of Company’s Common Stock for the twenty trading days preceding the fifth day prior to consummation of the change of control transaction multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above) and (y) the per share consideration received by Company’s common stockholders in such transaction. To the extent that the Company does not redeem such holder’s shares on the date of consummation of the change of control transaction (whether due to a lack of available funds or otherwise), dividends on the shares that remain outstanding will be increased by 3.0% per annum.

The Company will have the right to redeem all (but not less than all) of the Series A Preferred Stock at any time between the first and second anniversaries of the closing of the TPG Investment for a per share purchase price equal to the greater of: (a) the per share liquidation preference of such Series A Preferred Stock, plus a make-whole feature designed to enable the holders of such Series A Preferred Stock to have received the benefit of dividends on such Series A Preferred Stock through the fifth anniversary of the Closing; and (b) the average closing price per share of Company’s Common Stock for the twenty trading days preceding the date the Company gives notice of its intent to purchase such Series A Preferred Stock multiplied by the conversion ratio (but without giving effect to the potential 10% increase in the conversion ratio described above).

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Indemnification Agreement for Directors and Officers

At the Closing, AV Homes entered into an indemnification agreement with each of its directors and executive officers (the “Indemnification Agreements”). Pursuant to the Indemnification Agreements, the Company has contractually obligated itself to indemnify, and to advance expenses on behalf of, its officers and directors to the fullest extent permitted by applicable law. The Indemnification Agreements entered into with each TPG-nominated director also include (i) confirmation that AV Homes is an indemnitor of first resort and other provisions addressing the interaction of various indemnification rights and (ii) an express waiver of any interest or expectancy AV Homes may have in any corporate opportunity presented to the TPG-nominated directors or otherwise.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such document, which is filed hereto as Exhibit 10.4 and is incorporated herein by reference.

Rights Agreement

On June 19, 2013, in connection with entering into the Purchase Agreement, AV Homes entered into a Rights Agreement with Computershare Shareowner Services LLC, as Rights Agent (the “Rights Agreement”). AV Homes entered into the Rights Agreement in an effort to deter acquisitions of Common Stock that would potentially limit its ability to use its built in losses and any resulting net loss carryforwards to reduce potential future federal income tax obligations.

Under the Rights Agreement, from and after the record date of July 3, 2013, each share of Common Stock will carry with it one preferred share purchase right (a “Right”) and each share of Series A Preferred Stock will carry with it a number of Rights equal to the Conversion Ratio (as defined in the Series A Certificate of Designation), until the Distribution Date or earlier expiration of the Rights, as described below. In general terms, the Rights will work to impose a significant penalty upon any person or group that acquires 4.9% or more of the outstanding Common Stock after June 19, 2013 without the approval of the Board. Stockholders that own 4.9% or more of the outstanding Common Stock as of June 19, 2013, will not trigger the Rights so long as they do not (i) acquire additional shares of Common Stock or (ii) fall under 4.9% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Common Stock. The Board may, in its sole discretion, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition by such person or group will not materially increase the risk that AV Homes will not be able to make use of its federal income tax attributes or is otherwise in the best interests of AV Homes (such a person or group being an “Exempt Person”). The Rights Agreement is not expected to interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows. This description does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

The Rights. From the record date of July 3, 2013, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and be inseparable from, the Common Stock and Series A Preferred Stock. New Rights will also accompany any new shares of Common Stock or Series A Preferred Stock that AV Homes issues after July 3, 2013, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from AV Homes one one-thousandth of a share of Series B Junior Participating Preferred Stock (a “Series B Preferred Share”) for $85, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a Series B Preferred share will give the stockholder approximately the same dividend and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after June 19, 2013, of 4.9% or more of the outstanding Common Stock (or if already the beneficial owner of at least 4.9% of the outstanding Common Stock, by acquiring additional shares of Common Stock), unless exempted by the Board.

The date when the Rights become exercisable is the “Distribution Date.” Until that date or the earlier expiration of the Rights, the certificates for Common Stock and for Series A Preferred Stock or book-entry credits will also evidence the Rights, and any transfer of shares of Common Stock or Series A Preferred Stock will constitute the transfer of Rights. After that date, the Rights will separate from the Common Stock and Series A Preferred Stock and be evidenced by Rights certificates that AV Homes will mail to eligible holders of Common Stock and Series A Preferred Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Series B Preferred Share Provisions. The terms, rights, obligations and preferences of the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Junior Participating Preferred Stock (the “Series B Certificate of Designation”), which was filed with the Secretary of State of the State of Delaware on June 19, 2013. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 3.2 and is incorporated herein by reference.

Each one one-thousandth of a Series B Preferred Share, if issued:

•	Will not be redeemable;

•	Will entitle its holder to dividends equal to the dividends, if any, paid on one share of Common Stock;

•	Will entitle its holder upon liquidation to receive $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•	Will have the same voting power as one share of Common Stock;

•	Will entitle its holder to a per share payment equal to the payment made on one share of Common Stock, if shares of Common Stock are exchanged via merger, consolidation or a similar transaction.

If issued, the value of one one-thousandth interest in a Series B Preferred Share is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on the earliest of (i) June 19, 2016, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute, or any other change, if the Board determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of AV Homes to which the Board determines that no tax benefits may be carried forward, or (vi) a determination by the Board, prior to the time any person or group becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of AV Homes and its stockholders.

Redemption. The Board may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if AV Homes has a stock split or stock dividends of Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of Series B Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series B Preferred Shares, Common Stock or Series A Preferred Stock.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Letter Agreement

Also on June 19, 2013, in connection with the entry into the Purchase Agreement and the Rights Agreement, AV Homes and TPG entered into a Letter Agreement regarding certain irrevocable determinations the Board has made regarding the operation of the Rights Agreement (the “Letter Agreement”). The Letter Agreement provides, among other things, that TPG and its affiliates and associates are Exempt Persons under the Rights Agreement and that any person who acquires Common Stock or Series A Preferred Stock from TPG, and such person’s affiliates and associates, will be Exempt Persons under the Rights Agreement, in each case subject to certain conditions and exceptions.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Closing, on June 20, 2013 the Company issued (i) 2,557,474 shares of Common Stock in exchange for a purchase price of $14.65 per share and (ii) 665,754.3 shares of Series A Preferred Stock in exchange for a purchase price and at a liquidation preference of $146.50 per share, for aggregate proceeds of $135 million. The issuance of the Common Stock and the Series A Preferred Stock at Closing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth above under Item 1.01 regarding the Rights Agreement is incorporated in this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013 the Board set the size of the Board at eight members and elected Mr. Kelvin Davis and Mr. Greg Kranias, effective as of Closing, to the Board. Messrs. Davis and Kranias were designated by TPG for election to the Board in accordance with the terms of the Purchase Agreement and the Stockholders Agreement. On June 19, 2013, the Board also appointed, effective as of Closing, Messrs. Davis and Kranias to AV Homes’ Compensation Committee and Mr. Davis to AV Homes’ Nominating and Corporate Governance Committee. The Board also appointed Messrs. Davis and Kranias, along with Mr. Joshua Nash, Mr. Reuben Leibowitz and Mr. Paul Barnett, to AV Homes’ newly formed Finance Committee. The Executive Committee of the Board was reconstituted to encompass the entire Board, including Messrs. Davis and Kranias.

Mr. Davis, age 49, is a TPG Senior Partner and co-heads TPG’s Real Estate Group. Prior to 2012, he was also head of TPG’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President Chief Operating Officer of Colony Capital, Inc., which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB Realty, he worked at Goldman, Sachs & Co., an investment bank, in New York City and with Trammell Crow Company, a real estate developer, in Dallas and Los Angeles. Mr. Davis currently sits on the boards of directors of Caesars Entertainment Corporation, Univision Communications, Inc., Catellus Development Corporation, Parkway Properties, Inc., Taylor Morrison Home Corporation and Northwest Investments, LLC He is also a long-time Director (and one-time Chairman) of Los Angeles Team Mentoring, Inc. (a charitable mentoring organization), is a Director of the Los Angeles Philharmonic Association, is a member of the Board of rustees of the Los Angeles County Museum of Art, and is on the Board of Overseers of the Huntington Library, Art Collections, and Botanical Gardens. Mr. Davis holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard University.

Mr. Kranias, age 36, joined TPG in 2005 and has served as a Principal in TPG’s Private Equity Group since 2010. From 2005 to 2009 Mr. Kranias served as a TPG Vice President. While at TPG, Mr. Kranias has been involved with the firm’s investments in Taylor Morrison Home Corporation, Catellus Development Corporation, Caesars Entertainment and IASIS Healthcare LLC and a number of real estate non-performing loans. He currently sits on the board of directors of Catellus Development Corporation and Iasis Healthcare. Prior to joining TPG in 2005, Mr. Kranias worked at Forstmann Little & Company, a private equity firm, and Goldman, Sachs & Co, an investment bank. Mr. Kranias holds an A.B. from Harvard College and an M.B.A. from the Stanford Graduate School of Business.

In connection with their appointment to the Board, the Company has entered into indemnification agreements with each of Messrs. Davis and Kranias as described above. Such agreements also include a waiver by AV Homes of any interest or expectancy in any corporate opportunity presented to Messrs. Davis or Kranias. Messrs. Davis and Kranias will not participate in AV Homes’ non-employee Director compensation program or otherwise be paid director fees by the Company in connection with their service on the Board. In any event, the monitoring fee provided for under the Management Services Agreement described under Item 1.01 above will be reduced by the amount of any director fees otherwise payable to the new directors.

Please see Item 1.01 above for a discussion of the arrangements regarding the election and nomination of directors designated by TPG pursuant to the Purchase Agreement and Stockholders Agreement. In addition, please see the discussion under “Management Services Agreement” in Item 1.01 above for a discussion of certain fees to be paid by the Company to TPG Management, an affiliate of TPG and TPG Capital.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above under Item 1.01 regarding the Series A Certificate of Designation, the Series A Preferred Stock, the Series B Certificate of Designation and the Series B Preferred Stock is incorporated in this Item 5.03 by reference.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this Current Report on Form 8-K and in the documents filed herewith constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of AV Homes, Inc. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date made. Although our management believes these expectations, estimates, or projections to be reasonable as of the date made, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies which could cause our actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause our actual results or performance to differ materially from our forward-looking statements include the following: (1) the transaction announced herein may not be completed, or completed within the expected timeframe; (2) the costs or difficulties relating to the transaction may be greater than expected and may adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction, including acceleration of the implementation of our strategic plan, may take longer than anticipated to achieve and may not be achieved in the entirety or at all; and (4) the factors set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and in our other filings with the Securities and Exchange Commission (the “SEC”), which filings are available on www.sec.gov. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date made. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Additional Information

AV Homes will file a proxy statement in connection with a special meeting to approve the convertibility of the preferred stock issued in this transaction. The proxy statement and any other relevant documents filed with the SEC concerning AV Homes are (or will be, when filed) available free of charge at http://www.sec.gov and under the “Financial Information” section of the Investor Relations page at http://www.avhomesinc.com. Stockholders should read carefully the proxy statement and the accompanying proxy card when they become available before making any voting decision.

AV Homes, its directors, and certain of its officers and other employees are participants in the solicitation of proxies from AV Homes’ stockholders in connection with the special meeting. Important information concerning the identity and any interests of these persons will be available on a Schedule 14A that AV Homes will file with the SEC shortly.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Contingent Convertible Cumulative Redeemable Preferred Stock of AV Homes, Inc.

3.2	Certificate of Designation of Series B Junior Participating Preferred Stock of AV Homes, Inc.

4.1	Rights Agreement, dated as of June 19, 2013, by and between AV Homes, Inc. and Computershare Shareowner Services LLC, as Rights Agent

10.1	Securities Purchase Agreement, dated June 19, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.

10.2	Stockholders Agreement, dated June 20, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.

10.3	Management Services Agreement, dated June 20, 2013, by and between AV Homes, Inc., Avatar Properties Inc. and TPG VI Management, LLC

10.4	Form of Indemnification Agreement for Directors and Officers

10.5	Letter Agreement, dated June 19, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV Homes, Inc.

Date: June 20, 2013	By:	/s/ Roger A. Cregg
	Name:	Roger Cregg
	Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designation of Series A Contingent Convertible Cumulative Redeemable Preferred Stock of AV Homes, Inc.

3.2	Certificate of Designation of Series B Junior Participating Preferred Stock of AV Homes, Inc.

4.1	Rights Agreement, dated as of June 19, 2013, by and between AV Homes, Inc. and Computershare Shareowner Services LLC, as Rights Agent

10.1	Securities Purchase Agreement, dated June 19, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.

10.2	Stockholders Agreement, dated June 20, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.

10.3	Management Services Agreement, dated June 20, 2013, by and between AV Homes, Inc., Avatar Properties Inc. and TPG VI Management, LLC

10.4	Form of Indemnification Agreement for Directors and Officers

10.5	Letter Agreement, dated June 19, 2013, by and between AV Homes, Inc. and TPG Aviator, L.P.